Exhibit 99.1

PAR PETROLEUM TO LIST ON NYSE MKT

Houston, Texas—(BUSINESS WIRE)—Par Petroleum Corporation (OTCQB: “PARR”) announced today that its shares of common stock have been approved for listing on the NYSE MKT. The shares are expected to begin trading on the NYSE MKT on Tuesday, July 22, 2014. The company’s ticker symbol will remain “PARR” but it will withdraw its shares from quotation on the OTCQB Marketplace concurrent with listing its shares on the NYSE MKT.

Will Monteleone, Par’s Chief Executive Officer, said, “Listing on the NYSE MKT is a milestone for Par Petroleum. I believe that this will heighten our profile in the capital markets and will ultimately allow for a broader shareholder base and increased daily trading liquidity.”

“We welcome Par Petroleum to the NYSE MKT family of listed companies and look forward to having a long term partnership with them,” said Scott Cutler, Executive Vice President, Global Listings at NYSE. “Par Petroleum will be joining other growth-oriented companies taking advantage of the NYSE’s advanced and innovative market model to offer a premier value for listing and trading their stocks.”

About Par

Par Petroleum Corporation is a Houston-based company that manages and maintains interests in a variety of energy-related assets. Par is a growth company that looks for acquisitions with strong fundamentals and employees who can move the business forward.

Par, through its subsidiaries, owns and operates a 94,000 bpd refinery located in Hawaii on the island of Oahu. This refinery, together with substantial storage capacity, a 27-mile pipeline system, terminals, and retail outlets, provides a substantial portion of the energy demands of Hawaii.

Par’s largest oil and gas asset is its investment in Piceance Energy, LLC, which owns and operates natural gas reserves located in the Piceance Basin of Colorado.

Par also markets, transports and distributes crude petroleum-based energy products through Texadian Energy. With significant logistics capability on key pipeline systems, a rail car fleet, and a fleet of chartered barge tows, Par believes it has a competitive advantage in moving crude oil efficiently from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast.

Forward-Looking Statements

This press release includes information that constitutes forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: our ability to develop a broad stockholder base and increase the trading liquidity of our common stock; our ability to successfully complete the pending acquisition of Koko’oha Investments, integrate it into our operations and realize the anticipated benefits from the acquisition; our ability to identify all potential risks and liabilities in our due diligence of Koko’oha

Investments and its business; any unexpected costs or delays in connection with the pending acquisition of Koko’oha Investments; the volatility of crude oil and refined product prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, as amended. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Investor Relations Contact:

Stonegate Securities, Inc.

Preston Graham

preston@stonegateinc.com

214-987-4121